BARRETT BUSINESS SERVICES, INC.
                        RESTATED STATEMENT OF CALCULATION
                     OF BASIC AND DILUTED SHARES OUTSTANDING



                                                                               Year
                                                                               Ended
                                                                           Dec. 31, 1997
                                                                           --------------


     Weighted average number of basic shares outstanding                       7,645,523

       Stock option plan shares to be issued at prices
             ranging from $3.50 to $18.00 per share                              532,615

       Warrant issues at a price of $4.20 per share                               47,308

       Less:  Assumed purchase at average market price
                   during the period using proceeds received
                   upon exercise of options and purchase of
                   stock, and using tax benefits of compensation
                   due to premature dispositions                                (445,327)
                                                                           --------------

     Weighted average number of diluted shares outstanding                     7,780,119
                                                                           ==============